UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2010

PACIFIC CAPITAL BANCORP

(Exact name of registrant as specified in its charter)

Delaware	0-11113	95-3673456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

20 East Carrillo Street, 2nd Floor Santa Barbara, California		93101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 30, 2010, Pacific Capital Bancorp, a Delaware corporation (the “Company”), entered into indemnification agreements (each, an “Indemnification Agreement”) with each of its directors and senior executive officers (each an “Indemnitee”). The Indemnification Agreements supersede any prior indemnification agreements in effect between each Indemnitee and the Company. The Indemnification Agreements provide the Indemnitees with, among other things, indemnification against liabilities relating to their services as directors and officers of the Company and the advancement of expenses under certain circumstances, in each case to the fullest extent permitted by law. The Indemnification Agreements also require the Company to take commercially reasonable efforts to purchase and maintain one or more policies of directors’ and officers’ liability insurance to cover liabilities asserted against, or incurred by, the Indemnitees. The foregoing summary of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On December 30, 2010, Pacific Capital Bancorp, a California corporation (the “Predecessor Company”), changed its state of incorporation from California to Delaware through a merger with and into the Company, a wholly-owned subsidiary of the Predecessor Company established for such purpose. The merger agreement relating to the reincorporation was approved by the requisite consent of shareholders on December 1, 2010. Other than the change in corporate domicile, the reincorporation did not result in any change in the business, physical location, management, assets, liabilities or net worth of the Predecessor Company, nor did it result in any change in location of the Predecessor Company’s employees, including the Predecessor Company’s management.

The reincorporation did not alter any shareholder’s percentage ownership interest, or number of shares owned, in the Predecessor Company. Shareholders are not required to undertake any exchange of the Predecessor Company’s shares, as shares in the California company are deemed to represent an equal number of shares in the Delaware company.

In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the shares of common stock of the Company, as successor issuer to the Predecessor Company, are deemed to be registered under Section 12(b) of the Exchange Act.

As of December 30, 2010, the effective date of the reincorporation, the rights of the Predecessor Company’s shareholders began to be governed by the General Corporation Law of the State of Delaware (the “DGCL”) and the Certificate of Incorporation, as amended, and Bylaws of the Company, attached hereto as Exhibits 3.1 and 3.2, respectively. The new Certificate of Incorporation, as amended, and Bylaws of the Company include certain new governance-related provisions which are required by the DGCL and may alter the rights of shareholders and powers of management. For a description and discussion of these changes, please refer to the Predecessor Company’s Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on December 6, 2010, which description is incorporated in its entirety herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year.

On December 27, 2010, the Predecessor Company filed a Certificate of Amendment to the Predecessor Company’s Restated Articles of Incorporation with the Secretary of State of California, to effect the previously approved reverse stock split of the Predecessor Company’s outstanding common stock at a ratio of one-for-one hundred and the reduction of the number of authorized shares of the Predecessor Company’s common stock from 5 billion to 50 million (together, the “Reverse Stock Split”). The Certificate of Amendment was effective at 1:00 p.m., California time, on December 28, 2010.

A copy of the Certificate of Amendment as filed with the Secretary of State of California is attached hereto as Exhibit 3.3 and is incorporated herein by reference. A copy of the Predecessor Company’s press release dated December 28, 2010 with respect to the Reverse Stock Split is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation, as amended, of Pacific Capital Bancorp, a Delaware corporation.
3.2	Bylaws of Pacific Capital Bancorp, a Delaware corporation.
3.3	Certificate of Amendment of Articles of Incorporation of Pacific Capital Bancorp, a California corporation, filed with the Secretary of State of California on December 27, 2010.
10.1	Form of Indemnification Agreement by and between Pacific Capital Bancorp and its directors and certain officers.
99.1	Press Release dated December 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CAPITAL BANCORP
(Registrant)

December 30, 2010	By:	/s/ Mark K. Olson
Mark K. Olson
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Certificate of Incorporation, as amended, of Pacific Capital Bancorp, a Delaware corporation.
3.2	Bylaws of Pacific Capital Bancorp, a Delaware corporation.
3.3	Certificate of Amendment of Articles of Incorporation of Pacific Capital Bancorp, a California corporation, filed with the Secretary of State of California on December 27, 2010.
10.1	Form of Indemnification Agreement by and between Pacific Capital Bancorp and its directors and certain officers.
99.1	Press Release dated December 28, 2010.